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                                                                 EXHIBIT 10.23



            FULL RELEASE AND AGREEMENT FOR TERMINATION OF EMPLOYMENT
                       AND PAYMENT OF SEPARATION BENEFITS


THIS AGREEMENT is made between Horizon Group, Inc. and its corporate affiliates ("Horizon") and PAUL SOBOL ("Sobol") in which you knowingly and voluntarily release Horizon from all claims in exchange for separation benefits to which you may not otherwise be entitled, and effective December 31, 1996, terminates your Employment Agreement dated January 30, 1996. Receipt of your separation benefits is conditional upon your acceptance of this agreement.

In return for your execution of this letter and agreement with each of its terms and conditions, as shown by your signature below, you will receive a lump sum payment of $150,000.00 in exchange for services to be rendered and paid for by January 31, 1997, under the terms of the November 21, 1996 Agreement for Services. In addition, at that time you will receive an additional $10,000.00 for relocation expenses and $3,000.00 in settlement of your automobile allowance. Horizon will continue to pay for your medical, dental and life insurance benefits for you and your eligible dependents until June 30, 1997. You hereby acknowledge timely receipt of all wages, salary, and other amounts payable pursuant to Michigan law.

By acceptance of this agreement and payment hereunder, you understand that there will be no additional compensation of any kind from Horizon, except as may be subsequently agreed to and mutually executed in writing. You, on behalf of yourself, your relatives, heirs, agents, representatives, successors, and assigns and all others acting by, for, on behalf of, or in concert with you ("you") and Horizon, and its representatives, successors, assigns, subsidiaries, affiliates, owners, partners, shareholders, directors, officers, agents, attorneys, and employees, and all others acting by, for, on behalf of or in concert with Horizon hereinafter ("Releasees"), mutually release and indemnify each other from any and all claims, actions, causes of action, demands, damages, losses, costs, expenses, compensation, benefits, including but not limited to claims arising out of contract, tort, statute, or regulation (federal, state, or local) and from any and all other damages of whatsoever kind or nature (including actual attorney fees and court costs), which either party now have or may have in connection with any matter, occurrence, transaction, or thing heretofore or presently existing, or existing any time in the past, including specifically but not by way of limitation any and all claims or causes of action arising from, during or related to your employment, or your severance therefrom. You further agree that you will hold this agreement and its terms in complete confidence and you will not disclose the agreement or its terms to any other person, firm, organization, or entity other than your family, attorney or other professional advisor (for any reason, at any time, without the prior written consent of the Releasees or their attorney, unless required by law).

Horizon additionally agrees to release you from all non-compete obligations contained in your Employment Agreement dated January 30, 1996.





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Horizon agrees that effective January 31, 1997, the 1,379 shares of restricted stock awarded to you under Paragraph 4(d) of your Employment Agreement shall be fully vested and all restrictions removed.

Without limiting the scope of any other provision of this Agreement, you confirm that this Agreement contains a release and waiver of all claims you may have against Releasees under the Age Discrimination In Employment Act 29, U.S.C., Section 621, et. seq., and confirm that you have been given the opportunity to consider this Agreement for 45 days, and have been advised to seek the advice of an attorney before signing the Agreement. By signing the Agreement, you confirm you have either considered the Agreement for 45 days or do not wish to do so.

You have 45 days from the date of your signature below to revoke this Agreement. If you wish to revoke this Agreement, you must, within 45 days of signing this Agreement, give notice of such decision to Horizon and, along with such notice, return to Horizon the amounts paid to you pursuant to this Agreement.

HORIZON:                                             Sobol:


By:    /s/ J.S. O'Brien                  Signature:    /s/ Paul Sobol
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Date:    11/21/96                        Date:       11/21/96
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